Exhibit 99.1

SAFETY ANNOUNCES FIRST QUARTER 2012 RESULTS AND DECLARES SECOND QUARTER 2012 DIVIDEND

Boston, Massachusetts, May 3, 2012.  Safety Insurance Group, Inc. (NASDAQ:SAFT) today reported first quarter 2012 results.  Net income for the quarter ended March 31, 2012 was $17.2 million, or $1.13 per diluted share, compared to a net loss of $4.0 million, or $0.26 per diluted share, for the comparable 2011 period.  Safety’s book value per share increased to $43.73 at March 31, 2012 from $43.22 at December 31, 2011.  Safety paid $0.50 per share in dividends to investors during each of the quarters ended March 31, 2012 and 2011.  Safety paid $2.00 per share in dividends to investors during the year ended December 31, 2011.

Direct written premiums for the quarter ended March 31, 2012 increased by $12.2 million, or 7.4%, to $176.3 million from $164.1 million for the comparable 2011 period.  The 2012 increase occurred primarily in our personal automobile and homeowners business lines, which experienced increases of 5.4% and 3.6%, respectively, in average written premium per exposure and increases of 0.5% and 10.9%, respectively, in written exposures.

Net written premiums for the quarter ended March 31, 2012 increased by $11.8 million, or 7.5%, to $169.3 million from $157.5 million for the comparable 2011 period.  Net earned premiums for the quarter ended March 31, 2012 increased by $10.9 million, or 7.5%, to $155.5 million from $144.6 million for the comparable 2011 period.  Net written and net earned premiums increased primarily due to the factors that increased direct written premiums.

Net investment income for the quarter ended March 31, 2012 decreased by $0.3 million, or 2.5%, to $9.9 million from $10.2 million for the comparable 2011 period.  The 2012 decrease primarily resulted from lower short-term interest rates and ongoing maintenance of short duration to protect the portfolio from rising interest rates.  Net effective annualized yield on the investment portfolio decreased to 3.6% for the quarter ended March 31, 2012 from 3.7% for the comparable 2011 period.  Our duration was 3.8 years at March 31, 2012, up from 3.7 years at December 31, 2011.

For the quarter ended March 31, 2012, loss and loss adjustment expenses incurred decreased by $23.6 million, or 19.4%, to $98.0 million from $121.6 million for the comparable 2011 period.  The decrease was primarily due to the absence of catastrophe losses during the quarter ended March 31, 2012, compared to $19.9 million in pre-tax catastrophic weather event losses during the comparable 2011 quarter.  Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the quarter ended March 31, 2012 were 63.0%, 31.2%, and 94.2%, respectively, compared to 84.1%, 29.5%, and 113.6%, respectively, for the comparable 2011 period.  Total prior year favorable development included in the pre-tax results for the quarter ended March 31, 2012 was $4.0 million compared to $9.7 million for the comparable 2011 period.

Today, our Board of Directors approved and declared a quarterly cash dividend of $0.50 per share on the issued and outstanding common stock, payable on June 15, 2012 to shareholders of record at the close of business on June 1, 2012.

About Safety:  Safety Insurance Group, Inc. is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, and Safety Property and Casualty Insurance Company which are Boston, MA, based writers of property and casualty insurance.  Safety is a leading writer of personal automobile insurance in Massachusetts.

Additional Information:  Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com.  Safety filed its December 31, 2011 Form 10-K with the SEC on March 13, 2012 and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.
Office of Investor Relations
877-951-2522
InvestorRelations@SafetyInsurance.com

Cautionary Statement under “Safe Harbor” Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. federal securities laws.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance.  By their nature, forward-looking statements are subject to risks and uncertainties.  There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements.  These factors include but are not limited to the competitive nature of our industry and the possible adverse effects of such competition.  Although a number of national insurers that are much larger than we are do not currently compete in a material way in the Massachusetts private passenger automobile market, if one or more of these companies decided to aggressively enter the market it could have a material adverse effect on us.  Other significant factors include conditions for business operations and restrictive regulations in Massachusetts, the possibility of losses due to claims resulting from severe weather, the possibility that the Commissioner of Insurance may approve future Rule changes that change the operation of the residual market, our possible need for and availability of additional financing, and our dependence on strategic relationships, among others, and other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2011 filed with the SEC on March 13, 2012.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.  You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	March 31,	December 31,
	2012	2011
	(Unaudited)
Assets
Investments:
Securities available for sale:
Fixed maturities, at fair value (amortized cost: $987,687 and $1,032,660)	$1,042,829	$1,086,813
Equity securities, at fair value (cost: $20,823 and $20,431)	22,493	21,080
Total investments	1,065,322	1,107,893
Cash and cash equivalents	84,770	37,890
Accounts receivable, net of allowance for doubtful accounts	159,721	154,143
Accrued investment income	9,594	10,169
Taxes recoverable	3,990	8,406
Receivable from reinsurers related to paid loss and loss adjustment expenses	4,011	3,526
Receivable from reinsurers related to unpaid loss and loss adjustment expenses	51,163	51,774
Ceded unearned premiums	14,563	14,022
Deferred policy acquisition costs	58,627	56,716
Equity and deposits in pools	16,314	14,507
Other assets	16,518	13,448
Total assets	$1,484,593	$1,472,494

Liabilities
Loss and loss adjustment expense reserves	$401,138	$403,872
Unearned premium reserves	343,865	329,562
Accounts payable and accrued liabilities	42,581	52,032
Payable to reinsurers	4,973	5,338
Deferred income taxes	3,694	3,014
Other liabilities	19,286	22,363
Total liabilities	815,537	816,181

Shareholders’ equity
Common stock: $0.01 par value; 30,000,000 shares authorized; 17,029,853 and 16,915,432 shares issued	170	169
Additional paid-in capital	158,991	157,167
Accumulated other comprehensive income, net of taxes	36,928	35,621
Retained earnings	528,536	518,925
Treasury stock, at cost: 1,728,645 shares	(55,569)	(55,569)
Total shareholders’ equity	669,056	656,313
Total liabilities and shareholders’ equity	$1,484,593	$1,472,494

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended March 31,
	2012	2011
Net earned premiums	$155,536	$144,646
Net investment income	9,909	10,165
Net realized gains (losses) on investments	456	(419)
Finance and other service income	4,505	4,405
Total revenue	170,406	158,797

Losses and loss adjustment expenses	98,044	121,630
Underwriting, operating and related expenses	48,538	42,629
Interest expense	22	22
Total expenses	146,604	164,281

Income (loss) before income taxes	23,802	(5,484)
Income tax expense (benefit)	6,593	(1,530)
Net income (loss)	$17,209	$(3,954)

Earnings (loss) per weighted average common share:
Basic	$1.13	$(0.26)
Diluted	$1.13	$(0.26)

Cash dividends paid per common share	$0.50	$0.50

Number of shares used in computing earnings (loss) per share:
Basic	15,217,360	15,100,293
Diluted	15,225,852	15,100,293

Safety Insurance Group, Inc. and Subsidiaries

Additional Premium Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2012	2011
Written Premiums
Direct	$176,253	$164,084
Assumed	4,723	4,167
Ceded	(11,678)	(10,732)
Net written premiums	$169,298	$157,519

Earned Premiums
Direct	$162,406	$151,471
Assumed	4,267	3,890
Ceded	(11,137)	(10,715)
Net earned premiums	$155,536	$144,646